SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549






                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 16, 1999
                                                         ---------------



                              Albemarle Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Virginia                       1-12658                54-1692118
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(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)



           330 South Fourth Street, Richmond, Virginia        23219
        ----------------------------------------------------------------
            (Address of principal executive offices)        (Zip Code)

Registrant's telephone number, including area code     (804) 788-6000
                                                   ----------------------


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Item 5.  Other Events.


         On March 8, 1999, Albemarle Corporation (the "Company") announced that it will offer to acquire the outstanding shares of Albright & Wilson plc, headquartered in London, tendering for shares at 130 pence or about $2.08 per share.

         On April 13, 1999, ISPG PLC offered to acquire the outstanding shares of Albright & Wilson for a price of 145 pence per share. ISPG is a wholly owned subsidiary of Donau Chemic AG, a private Austrian company, and was formed as a result of a cooperation between Donau Chemic and Rhodia, a French company 68.2% owned by Rhone-Poulenc.

         On April 16, 1999, the Company announced that it will increase its offer to acquire the outstanding shares of Albright & Wilson to 160 pence or about $2.58 per share. The Company currently holds 18.6 percent of the shares of Albright & Wilson. A copy of the press release issued by the Company on April 16, 1999, is attached hereto as Exhibit 99.

Item 7.    Exhibits.

Exhibit 99    Press Release of Albemarle Corporation dated April 16, 1999.


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

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      ALBEMARLE CORPORATION
                                       (Registrant)


Date:  April 19, 1999                 By: /s/ E. Whitehead Elmore
                                         --------------------------------------
                                      Name: E. Whitehead Elmore
                                      Title: Senior Vice President


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

                                  Exhibit Index


Exhibit

99      Press Release of Albemarle Corporation dated April 16, 1999.



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